EXHIBIT 10.1

                    THE CHILDREN'S PLACE RETAIL STORES, INC.

                         SERVICE AGREEMENT, BETWEEN THE

                         COMPANY AND AST STOCKPLAN, INC.

                                  JUNE 8, 1998

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                                SERVICE AGREEMENT

          This SERVICE AGREEMENT ("Agreement") is entered into, as of June 8, 1998, between The Children's Place Retail Stores, Inc. ("the Company") a corporation, having its principal place of business at One Dodge Drive, West Caldwell, New Jersey 07006, and AST StockPlan, Inc., ("StockPlan"), a Delaware corporation, having its principal place of business at 250 Broadway, New York, New York, 10007. This Agreement is subject to the Company successfully terminating the Employee Stock Purchase Plan Servicing Agreement and Corporate Stock Ownership Agreement with Merrill Lynch.

1.       STOCKPLAN SERVICE OBLIGATION

          A. Stock Administration Services. StockPlan agrees to perform, on behalf of the Company, the stock administration services described in Exhibit A hereto ("Services") and such other services as mutually agreed upon from time to time by StockPlan and the Company.

          B. Employee Stock Purchase Plan Services. StockPlan agrees to perform, on behalf of the Company, the employee stock purchase plan administration services described in Exhibit B hereto ("Services") and such other services as mutually agreed upon from time to time by StockPlan and the Company.

          C. StockPlan Software. In providing the Services, StockPlan shall utilize StockPlan proprietary computer software, ("StockPlan Software"), including any enhancements, modifications or customizations made specifically for or at the request of the Company.

          D. Reports. StockPlan shall produce and deliver to the Company such reports as are described in Exhibits A and B hereto.

2.       FEES FOR SERVICES

          The Company shall pay StockPlan for the Services in accordance with the fees agreed to and described in Exhibit C hereto. Payments shall be due and payable thirty (30) days following receipt of an invoice from StockPlan. The fee shall remain fixed for the initial term of this Agreement. Thereafter, StockPlan may, but not more frequently than once in each twelve (12) month period, amend or alter the fee schedule, upon consultation with the Company, at least ninety
(90) days prior to the proposed effective date of the fee change.

3.        SUPPORT FROM THE COMPANY

          At no cost to StockPlan, the Company shall provide StockPlan on a timely basis with copies of its Plans, stock option grants, vesting schedules and such other information as may be required by StockPlan to provide the Services ("Stock Information").

4.       INDEMNIFICATION AND INSURANCE

          A. StockPlan Indemnity.

                  (a) Subject to Section 5 below, StockPlan shall indemnify and hold harmless the Company, its employees, officers, directors and agents from any and all costs, liabilities and damages (including reasonable attorneys' fees), finally awarded to any third party by a court of competent jurisdiction, caused by or arising out of (i) the performance of the Services, or (ii) the conduct of StockPlan's agents or employees in relation thereto. The foregoing shall not apply to the extent such claim or cause of action arises out of an event or occurrence resulting from StockPlan complying with instructions from the Company or any error, omission, fault or defect in the Stock Information.

                  (b) StockPlan shall defend or, at its option, settle, any such claim, suit, or proceeding and have sole control of any such action or settlement proceeding insofar as it relates to StockPlans' performance of the Services or the conduct of its employees or agents in relation thereto. The Company shall notify StockPlan promptly of any such claim, suit, or proceeding and shall cooperate reasonably with StockPlan in the defense or settlement thereof.

                  (c) StockPlan will maintain appropriate business insurance at all times during the term of this Agreement.

          B. Company Indemnity.

                  (a) The Company shall indemnify and hold harmless StockPlan, its employees, officers, directors and agents from any and all costs, liabilities and damages (including reasonable attorneys' fees), finally awarded to any third party by a court of competent jurisdiction, relating to any claim or cause of action which arises from or relates to the performance of the Services and which claim or cause of action results from StockPlan complying with instructions from the Company or any person acting on its behalf or any error, omission, fault or defect in the Stock Information.

                  (b) The Company shall defend or, at its option, settle, any such claim, suit, or proceeding and have sole control of any such action or settlement proceeding insofar as it relates to the Company's procedures or Stock Information. StockPlan shall notify the Company in a timely manner of any such claim, suit, or proceeding and shall cooperate reasonably with the Company in the defense or settlement thereof.

5.       LIMITATION OF LIABILITY

          A. Subject to the provisions of this Section, StockPlan shall only be liable to the Company, to the extent the Company may be entitled to indemnification pursuant to Section 4 hereof and for personal injury, damages to real property or tangible personal property caused by StockPlan's gross negligence or intentional wrongdoing.

          B. Waiver of Consequential Damages. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER OR TO ANY THIRD PARTY FOR ANY LOST PROFIT, LOST TAX BENEFIT, LOST SAVING, OR OTHER INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGE RELATED TO OR ARISING OUT OF THIS AGREEMENT OR, EXCEPT PURSUANT TO INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 4 HEREOF, FOR ANY CLAIM BY ANY OTHER PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT OR BASED ON A WARRANTY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE, ARISING OUT OF OR IN CONNECTION WITH THE SERVICES PROVIDED HEREUNDER.

          C. Limitation of Liability. The Company agrees that regardless of the claim or the form in which any legal or equitable action may be brought by the Company, or by any other party, against StockPlan as a result of this Agreement or any work performed or services rendered by StockPlan, hereunder, including any machine or human error except as to gross negligence, StockPlan's liability hereunder shall be limited to compensatory damages only in an amount not to exceed the amount paid to StockPlan by the Company for the service which gave rise to the claim asserted.

          Should StockPlan fail to furnish the Company with any report or document pursuant to this Agreement within the time period required, the exclusive liability or responsibility of StockPlan shall be to furnish such report or document to the Company as soon as reasonably practicable. StockPlan shall not be liable or responsible to the Company or any other party for any loss or damage which any of them may suffer or incur by reason of StockPlan's failure to furnish such report or document within the time period required.

6.       PROPERTY RIGHTS AND CONFIDENTIALITY

          A. Property Rights. The Company acknowledges that the StockPlan Software, and any modification thereto, and all documentation therefore, are proprietary to StockPlan and StockPlan retains all right, title and interest in and to such StockPlan Software and documentation. Except as specified in this Agreement, StockPlan does not grant to the Company any right in or to any intellectual property related to the StockPlan Software or to any materials furnished hereunder.

          B. Confidential Information. StockPlan acknowledges that by reason of its relationship to the Company hereunder it may have access to certain proprietary information concerning the Company business and employment matters, whether in oral, written, graphic or electronic form ("Confidential Information"), which is confidential. StockPlan agrees that it will not use in any way for its own account, except as contemplated in this Agreement, or the account of any third party, nor disclose to any third party, any such Confidential Information revealed to it by the Company. StockPlan shall use its best efforts to protect the confidentiality of such information. In the event of termination of this Agreement, StockPlan shall not use or disclose any Confidential Information of the Company and StockPlan shall not market or sell to a third party any products, algorithm or computer program or software utilizing any of the Company's Confidential Information. The term "Confidential Information" shall not be deemed to include information which StockPlan can demonstrate: (a) is now, or hereafter becomes, through no act or failure to act on the part of StockPlan, generally known or available; (b) is known by StockPlan at the time of receiving such information; (c) is hereafter furnished to StockPlan by a third party, as a matter of right and without restriction on disclosure; or (d) is the subject of a written permission to disclose provided by the Company.

7.       TERM AND TERMINATION

          A. Term. The initial term of this Agreement shall commence on the signing of this Agreement and end one year one (1) year following the date hereof, unless terminated earlier under the provisions of this Section. At the end of the initial term, this Agreement shall be renewed automatically for successive terms of one (1) year each, unless at least ninety (90) days prior to the expiration of the initial term or any renewal term, the Agreement is terminated in writing by either party.

          B. Termination for Cause. If either party defaults in the performance of any material provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) days, the Agreement may be terminated. If the non-defaulting party gives such notice and the default is not cured during the thirty (30) day period, then the Agreement shall terminate at the option of the non-defaulting party at the end of that period, provided that any amount owing to StockPlan shall not be affected by any such termination.

          C. Termination for Insolvency. This Agreement shall terminate, without notice, (i) upon the institution by or against either party of any insolvency, receivership, or bankruptcy proceeding, (ii) upon the insolvent party's making an assignment for the benefit of creditors, or (iii) upon insolvent party's dissolution or ceasing to do business.

          D. Return of Information. All of the Company's Confidential Information of every kind including, without limitation, the Stock Information, shall remain the property of the Company, subject to the Company not being in default of any payment obligation hereunder. Within thirty (30) days after the termination of this Agreement, StockPlan shall return all the Company property in its possession to the Company. StockPlan shall not make or retain any copies of any Confidential Information entrusted to it.

          E. Survival of Certain Terms. The provisions of Sections 4, 5, 6, 7, 8 and 9 shall survive the termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

          F. Right to Terminate. Upon thirty days written notice.

8.        COOPERATION AND GOOD FAITH

          Notwithstanding the remedies available under this Agreement to either party against the other party for any failure or claim as specified in Section 4 and prior to any notice given by the parties pursuant to Section 7.B, the Company and StockPlan shall cooperate and negotiate in good faith to resolve any situation giving rise to such failure or claim. However, failure of the parties to resolve such situation shall not preclude either party from then exercising its rights and remedies under this Agreement.

          StockPlan may rely on written or oral instructions received from any person it believes in good faith to be an officer, authorized agent or employee of the Company, unless prior thereto the Company shall have advised StockPlan in writing of designated officers, authorized agents or employees of the Company. StockPlan may also rely on advice, opinions, or instructions received from the Company's legal counsel. StockPlan may also rely on any writing believed by it to have been furnished by or on behalf of the Company as having actual authority to the extent of such apparent authority; on the authenticity of any signature (manual or facsimile) appearing on any writing; and on the conformity to original of any copy.

9.       GENERAL PROVISIONS

          A. Governing Law and Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to its conflict of law provisions.

          B. Entire Agreement. This Agreement and the exhibits hereto set forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged.

          C. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder. Such notice shall be deemed to have been given three (3) days after deposit in the mail.

          D. Force Majeure. Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental act or order or restriction, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of the non-performing party.

          E. Assignment. Neither party may assign this Agreement or any of its rights, duties or obligations under this Agreement to any third party without the other party's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign its rights and delegate its obligations under this Agreement without the consent of the other party to a purchaser of all or substantially all of its voting stock or capital assets or to an entity with which such party merges or is consolidated.

          F. Taxes. Each party is solely responsible for all taxes, duties, tariffs, including, but not limited to, sales, use, transfer or similar tax or other charges by any governmental authority levied upon the party.

          G. Independent Contractors. The relationship of the Company and StockPlan established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners, or other participants in a joint or common undertaking, or (iii) allow either party to create or assume any obligation on behalf of the other for any purpose whatsoever. All financial obligations associated with each party's business are the sole responsibility of that party.

          H. No Third Party Beneficiaries. This Agreement is intended solely for the benefit of the parties hereto and shall not be construed to create any benefit for any other person or firm.

          I. Severability. Whenever possible, each provision of the Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Agreement.

          J. Headings. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any such section nor in any way affect this Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, including the Exhibits attached hereto and incorporated herein by reference.

THE CHILDREN'S PLACE RETAIL STORES, INC.               AST STOCKPLAN, INC.

Name:  STEVEN BALASIANO                         Name:  SHAI STERN
--------------------------------------          -------------------------------
Title: VICE PRESIDENT, GENERAL COUNSEL          Title: SENIOR ACCOUNT EXECUTIVE
       AND SECRETARY

Signature: /S/ STEVEN BALASIANO                 Signature: /S/ SHAI STERN
---------------------------------------         -------------------------------

                                   EXHIBIT A

                      STOCK OPTION PLAN MANAGEMENT SERVICES


The Stock Option Plan Management Services AST StockPlan can provide to your company cover three major areas:

                               1) DATA CONVERSION
                            2) INFORMATION MANAGEMENT
                           3) PROFESSIONAL CONSULTING


1)     DATA CONVERSION

       o READ, REVIEW AND UNDERSTAND YOUR PLAN AST StockPlan starts by reading, reviewing and understanding your plan.

       o   MEET WITH PROPER CONSTITUENCIES
           After reading and reviewing the plan, questions will arise. By seeking answers from the proper constituencies within your company, AST StockPlan can tailor its services to meet the specific needs of your employees, plan and company.

       o   DATA CONVERSION
           Once we have a clear understanding of your plan, AST StockPlan will enter into its proprietary software each plan's parameters, optionee information and historical activity.

       o   BALANCING SHARES
           AST StockPlan will reconcile shares outstanding between our records, your records and the records of the transfer agent. This initial reconciliation of shares outstanding is crucial to continued accurate tracking of fully diluted shares outstanding by AST StockPlan.

       o   COMPANY CONTACT
           After you designate a contact person within your company, AST StockPlan will work with the liaison to establish procedures for communicating necessary optionee information regarding new grants, terminations, address changes, etc. AST StockPlan will also provide training so the liaison can access your company's plan information through our on-line computer capability.

       o   EMPLOYEE "WELCOME" PACKAGES
           Once the data conversion process is completed, we will work with your company to develop a "Welcome" package to introduce AST StockPlan to your employees, explain the services we will be providing to them, distribute reports showing the status of their grants and explain any new forms or procedures.

2)     INFORMATION MANAGEMENT

       o PROVIDE INFORMATION TO AN IVR SYSTEM ("IVRS") Using upload files, AST StockPlan supplies the IVRS with current stock option data on a daily basis (e.g., grants with shares vested and exercisable, grant dates, exercise cost, etc.) so that employees have 24-hour access to their grant information.

       o PROVIDE PROMPT, FRIENDLY, PROFESSIONAL SERVICE TO YOUR PARTICIPANTS Our Client Services Department is open between 9:00 a.m. and 7:00 p.m. Eastern Time, every day the stock market is open. Optionees who call will speak with an AST StockPlan Client Services Representative who will have instant on-line access to the optionee's stock option information.

       o   PROCESS GRANTS
           AST StockPlan can enter grant information from hard copy or through an electronic file. We will send a report to you showing options granted for final approval and then prepare new grant packages, either for delivery to your company or for mailing. Once the grant packages are delivered, we will track the return of completed agreements.

       o   MAINTAIN OPTIONEE UPDATES
           Using an upload file created by the company, AST StockPlan will maintain data on all optionees including: name, address, taxpayer identification number, department, location and tax withholding to date. Maintaining up-to-date tax withholding information eliminates over-withholding on an exercise.

       o PROCESS EXERCISES (cash, cashless, shares withheld from exercise) AST StockPlan will work in conjunction with brokers selected by your company to facilitate a cashless, same-day-sale exercise program. In order to facilitate the entire exercise process, we recommend that your company do the following:
           - Enter into a formal relationship to establish a cashless, same-day-sale program with from one to three brokers.
           - Implement either AST StockPlan's Standing Letter of Authorization
             (SLOA) or the broker's SLOA, thus eliminating the need for employees to submit an original signed exercise notice each time they do a cashless, same-day-sale exercise.

       o TRACK AND REPORT DISQUALIFYING DISPOSITIONS For ISO grants, AST StockPlan will track both qualifying and disqualifying dispositions of cash exercises, as well as calculate and report disqualifying dispositions resulting from a same-day-sale. The process for tracking dispositions of cash exercises will involve:
           - Your transfer agent or broker reporting to AST StockPlan the first transfer of the shares;
           - AST StockPlan surveying the optionee to determine whether the transfer was a disqualifying disposition; and
           - If the transfer was not a disqualifying disposition, at your request, AST StockPlan will continue to survey the optionee until the optionee has disposed of the shares.

2)     INFORMATION MANAGEMENT (CONTINUED)

       o   PROCESS TERMINATIONS
           Your company will send to AST StockPlan a terminations upload file on a regular basis. This file will list all plan terminations and the reason for termination. AST StockPlan should be notified separately in writing of any special circumstances. We will prepare, for optionees with shares vested and exercisable, a termination package which shows the shares exercisable and the last date to exercise.

       o PREPARE CALENDAR YEAR-END REPORTS FOR EMPLOYEES Calendar year-end can be a confusing time for optionees. As a result, this is a good time to summarize their activity during the past year and to advise them of actions they may want to take in the upcoming year, based on future vestings and expirations. This is also the time when they receive W2s from the company and any 1099s from their brokers. AST StockPlan has designed year-end reports to assist optionees with their tax preparation. Each calendar year-end, your company can choose to have optionees receive any or all of the following standard reports from AST StockPlan:
           - Income and Tax Reconciliation. Period Activity.
           - Personal Activity Forecast.
           - Option Valuation Statement.

       o PROVIDE SECURE, 24-HOUR, ON-LINE ACCESS FOR MANAGEMENT Your data will be securely stored on our system with 24-hour, password-protected access available to authorized personnel at your company. This allows your management unlimited access to any reports it might need. Information can be downloaded for use in spreadsheet preparation, or reports can easily be printed on your local printer.

       o   PREPARE MONTH-END REPORTS
           Each month, AST StockPlan prepares a set of reports for your company liaison. In addition to reporting activity during the month, these reports can assist various departments within your company with their internal audit and reconciliation procedures. Our standard month-end package includes the following reports:
           -  Directors and Officers Period Activity.
           - Plan Activity Detail (Grants, Exercises, Cancellations/ Expirations, Repurchases).
           -  Terminations.
           -  Tax Withholding.
           -  Accounts Receivable.
           -  Fair Market Valuation.

       o   PREPARE QUARTER-END REPORTS
           The process at quarter-end includes the full month-end process with the addition of the following standard reports:
           - Common Stock Equivalent.
           - Disqualifying Dispositions.
           - Optionee Activity Summary.

2)     INFORMATION MANAGEMENT (CONTINUED)

       o   PREPARE FISCAL YEAR-END REPORTS
           For the company's fiscal year-end, AST StockPlan prepares all usual quarter-end reports, with the addition of standard proxy reports designed to the SEC's specifications.

       o   MANAGEMENT REQUESTS AND TROUBLESHOOTING
           AST StockPlan will provide the following services on an on-going basis:
           - Audit and reconciliation of monthly, quarterly, and fiscal and calendar year-end reports.
           - Meet with your company liaison.
           - Answer inquiries from company personnel.
           - Audit of period transactions.
           - Reconcile common shares outstanding with your transfer agent.
           - Reconcile with your company's accounting, legal and payroll departments.
           - Report stock activity to your company's legal department for directors and officers subject to Section 16 for Forms 3, 4 & 5 filings.
           - Assist your company's outside accounting firm during the annual audit.
           - Assist your company with annual proxy reporting requirements.

3)     PROFESSIONAL CONSULTING

       o RELEASE OF SHARES EXERCISED PRIOR TO VESTING On the day of the election, AST StockPlan calculates the taxes due for each participant and processes each participant's released stock in accordance with that participant's election. When any early-exercise stock vests, AST StockPlan verifies that any tax withholding requirement is met and instructs the transfer agent to remove the restriction and deliver the participant's vested stock.

       o   RESTRICTED STOCK PLAN MANAGEMENT

           - PROCESS RESTRICTED STOCK AWARDS
             AST StockPlan will enter award information manually or through an electronic file. We will send your company a report showing restricted stock awarded for final approval and then prepare new award packages, either for delivery to the company or for mailing. Once the award packages are delivered, we will track the return of completed agreements and any payment for the stock that might be required. AST StockPlan can, if desired, collect a check from the participant for forwarding to the company.

            - PRE-RELEASE OR ELECTION NOTICE Prior to a vesting date, AST
              StockPlan sends participants a pre-release or election notice alerting them of the upcoming vesting and setting out the available choices to pay for the taxes that will be due. If the plan is structured so that no election is needed (e.g., if taxes are automatically withheld from salary), then this pre-release notice is for "information purposes only" and is strictly optional. The election notice or pre-release notification will contain an estimate (based on the current stock price) of the taxes that will be due on vesting.

           -  VESTING RELEASE
              Whenever restricted stock vests, AST StockPlan is responsible for making sure that any tax withholding requirement is met and that the transfer agent is instructed where to send each participant's vested stock. On the day of the election, we will calculate the exact taxes due for each participant and process each participant's released stock in accordance with the participant's election.

       o   SPECIAL REQUESTS
           AST StockPlan will provide your management with ad hoc reports that meet your specifications. If you want to evaluate an anticipated event, we will work with you to prepare a "what if" analysis and reporting. If necessary, we will prepare special timelines or procedures to your specifications.

       o   FAS 123 ANALYSIS AND REPORTING
           - Provide consulting to determine parameters for the options' fair value calculation.
           - Provide FAS 123 reporting regarding the fair value calculation.

       o   SPECIAL PROJECTS
           - Prepare and deliver employee education seminars.
           - Process stock splits.
           - Process grant repricings.
           - Convert data for mergers or spin-offs.

       o   TECHNICAL INFORMATION SYSTEMS SUPPORT
           AST StockPlan will provide technical assistance to various departments within your company (such as human resources, payroll, accounting, etc.) and/or to outside vendors (such as brokers, transfer agents, payroll vendors) in the following areas:
           - Customize our software to provide you with unique functions and reports.
           - Produce electronic files to feed IVRS and for participant updates, terminations, tax withholdings and sales of stock.
           - Assist your company in preparing upload files to AST StockPlan specifications and/or correcting files not received to our specifications.
           - Set up an electronic interface to facilitate on-line access for your management.


       o   PLAN DESIGN AND REVIEW
           Our in-house consultants will assist you in designing new option, restricted stock or employee stock purchase plans. We can also review existing plans and make suggestions for improvements and updates which will help ensure that each plan achieves the goals set by your company.

                                    EXHIBIT B



                               AST STOCKPLAN, INC.



                          EMPLOYEE STOCK PURCHASE PLAN
                             ADMINISTRATION SERVICES



                                  250 BROADWAY
                            NEW YORK, NEW YORK 10007
                               TEL: (718) 921-8100

                          EMPLOYEE STOCK PURCHASE PLAN
                             ADMINISTRATION SERVICES


The Employee Stock Purchase Plan Administration Services AST StockPlan can provide to your company cover three major areas:

                    1) INITIAL SET-UP
                    2) TRANSACTIONAL SERVICES
                    3) PROFESSIONAL SERVICES

     1) INITIAL SET-UP

          *    READ, REVIEW AND UNDERSTAND YOUR PLAN
               AST StockPlan, Inc., starts by reading, reviewing and understanding your Employee Stock Purchase Plan.

          *    MEET WITH PROPER CONSTITUENCIES
               After reading and reviewing the plan, questions will arise. By seeking the answers from the proper constituencies within your company, AST StockPlan can tailor its services to meet the specific needs both of your employees and your plan. In particular, the company must decide whether to stress high participation (which means allowing a quick-sale and encouraging direct deposit) or stock retention.

          *    DATA CONVERSION
               Once we have a clear understanding of your plan, AST StockPlan will enter into its proprietary software the plan's parameters, participant information and historical activity.

          *    COMPANY LIAISON TRAINING
               After you designate a contact person within your company, AST StockPlan will train the liaison to access information through our on-line system and to communicate necessary optionee information regarding new enrollments, withdrawals, address changes and other data which we will need to properly administer the plan.

          *    CONTACTING AND EDUCATING PARTICIPANTS
               AST StockPlan will work with you to develop information pamphlets and enrollment material for each eligible participant.

     2) TRANSACTIONAL SERVICES

          *    PRE-PURCHASE PREPARATION
               Approximately 8 WEEKS before a purchase, if your plan is set up to allow direct-deposit and/or quick-sale, AST StockPlan will send out Deposit Election Forms to participants who do not yet have a form on file. This will allow participants to choose whether to receive certificates, have shares deposited in book form with the transfer agent, or have their shares deposited directly with their brokers. We will track the receipt of these forms and record the participants' choices.

               Approximately 4 WEEKS before the purchase, we will process the file provided by you and return a report showing current participants for your company to verify.

               Approximately 2 WEEKS before the purchase, we will process another file provided by you and return a report to your company confirming the planned contributions for final verification. We will perform any necessary currency conversions for foreign contributions and run a preliminary purchase report for audit purposes.

               AST StockPlan will then enter any corrections or last-minute changes and send a complete set of preliminary reports to your company.

          *    PROCESS PURCHASE TRANSACTION
               On the day of the purchase, as soon as the market closes, AST StockPlan determines the purchase price. The price is confirmed with an approved broker, an on-line database and your company. We then validate the purchase and fax share issuance instructions to the transfer agent and share deposit/quick-sale instructions to the approved broker(s). Overnight packages with original documents are sent to the company, the transfer agent and the broker(s).

               On the following day, we will mail to each participant an individual Purchase Confirmation Statement.

          *    DISQUALIFYING DISPOSITION TRACKING
               AST StockPlan tracks disqualifying dispositions in the following ways:

               REPORT FROM BROKER OF SALE OR TRANSFER.
               We can receive this information in file format or hard copy, and can either apply the disposition on a first-in, first-out (FIFO) basis or survey the participant.

               REPORT FROM TRANSFER AGENT OF CERTIFICATE CANCELLATION.
               Since AST StockPlan can't be certain whether this is a disposition, as it may simply be a transfer to a brokerage account or trust, AST StockPlan will survey the participant for clarification.

               PERIODIC SURVEY OF PARTICIPANTS.
               We can also send surveys on a periodic basis to all participants, if your company desires.

          *    PROVIDE PROMPT, FRIENDLY, PROFESSIONAL SERVICE TO YOUR
               PARTICIPANTS
               Our Client Services Department is open between 8:00 a.m. and 8:00 p.m., Eastern Time, every day the stock market is open. Participants who call will speak with an AST StockPlan Client Services Representative who will have instant on-line access to participant stock purchase information.

          *    PROVIDE SECURE, 24-HOUR, ON-LINE ACCESS FOR MANAGEMENT
               Your data will be securely stored on our system with 24-hour, password- protected access available to authorized personnel at your company. This allows your management unlimited access to any reports it might need. Reports can easily be printed in your office.

          *    PREPARE PURCHASE REPORTS
               ESP Plan Activity.
               Contribution/Purchase Report.
               Payroll Contribution Reconciliation Report.
               Employee Stock Purchase Plan Statements.
               Transfer Agent Instructions.
               Broker Deposit and Quick-sale Elections.
               Quarterly Disqualifying Disposition Report.

          *    PREPARE CALENDAR YEAR-END REPORTS FOR PARTICIPANTS
               Year-end can be a confusing time for participants. They are receiving W2s from the company as well as 1099s from their brokers. AST StockPlan has designed reports to assist participants with their tax preparation. Calendar year-end is also a good time to summarize participants' activity during the year. Each calendar year-end, participants receive the following reports from AST StockPlan:
                    Income and Tax Reconciliation.
                    Period Activity.
                    ESPP Historical Summary.

     3) PROFESSIONAL SERVICES

          *    PROVIDE RECONCILING, AUDITING AND INQUIRY SERVICES
               AST StockPlan will provide the following services on an on-going basis:

                    Audit and reconcile purchase reports.
                    Meet with your company's liaison.
                    Answer inquiries from company personnel.
                    Reconcile with your company's accounting, legal and payroll departments.
                    Report stock activity to your company's legal department for directors and officers subject to Section 16 for Forms 3, 4 & 5 filings.
                    Assist your company's outside accounting firm during the annual audit.
                    Assist your company with annual proxy reporting requirements.

          *    TECHNICAL INFORMATION SYSTEMS SUPPORT
               AST StockPlan will provide technical assistance to various departments within your company (such as human resources, payroll, accounting, etc.) and/or to outside vendors (such as brokers, transfer agents, payroll vendors) in the following areas:
                    Produce electronic files for participant updates, terminations, payroll contributions and sales of stock by brokers, etc.
                    Assist your company in preparing upload files to AST StockPlan specifications and/or correcting files to AST StockPlan specifications.
                    Set up an electronic interface to facilitate on-line access for your management.

          *    CUSTOM REPORTING
               Customize our software to provide you with the unique functions and reports you require.
               Provide ad-hoc reports to your specifications.

          *    FAS 123 CONSULTING/REPORTING
               Provide consulting to determine volatility numbers for the ESPP fair value calculation.
               Provide FAS 123 reporting regarding the ESPP fair value calculation.

          *    PLAN DESIGN AND REVIEW
               Our in-house consultants will assist you in designing new option, restricted stock or employee stock purchase plans. We can also review existing plans and make suggestions for improvements and updates which will help ensure that each plan achieves the goals set by your company.

                                    EXHIBIT C


                                SCHEDULE OF FEES


                               $1,500.00 per month

                                      PLUS

                              $2,000.00 Set-up Fee




NOTE: "Special Projects" shown on page five (5) of Exhibit A are to be priced upon appraisal and are not included in services provided under the flat rate monthly fees shown above.